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                                                                    EXHIBIT 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS

Re: Perceptron, Inc. Registration Statement on Form S-8

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 15, 2001 except as to Note 9 for which the date is September 24, 2001 relating to the financial statements and financial statement schedule of Perceptron, Inc. and Subsidiaries ("Perceptron"), which appears in Perceptron's Annual Report on Form 10-K for the year ended June 30, 2001.


PricewaterhouseCoopers LLP

Detroit, Michigan
December 21, 2001